UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 12, 2007

DEVCON INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (561) 208-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 12, 2007, Devcon International Corp., a Florida corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Tiger Oil, Inc., a Florida corporation (“Purchaser”), to sell fixed assets, inventory and customer lists constituting a majority of the assets of the Company’s construction division (the “Construction Division”), for approximately $5.3 million, subject to certain purchase price adjustments to be made at closing and a holdback of $525,000 to be retained for resolution of certain indemnification matters in the form of a non-negotiable promissory note bearing a term of 120 days and other terms which are commercially reasonable in transactions of this type, size and scope. The Company will retain working capital of $6.7 million, including approximately $2.1 million in notes receivable, as of December 31, 2006. The majority of the Company’s leasehold interests are being retained by the Company with the Purchaser assuming only the Company’s shop location at Southwest 10th Street, Deerfield Beach, Florida and entering into a 90-day sublease of the headquarters of the Construction Division located at 1350 East Newport Center Drive in Deerfield Beach, Florida. In addition, the Asset Purchase Agreement contemplates that the Company will enter into a noncompetition agreement with terms that are customary for transactions of this type, size and scope. Under the terms of the Asset Purchase Agreement, the Purchaser has obtained operational control of the Construction Division.

As a result of this transaction, the Company anticipates it will recognize a loss from this sale in the fourth quarter of 2006 in an amount equal to approximately $3.0 million, prior to any employee severance and other transaction-related expenses. The transaction is scheduled to close in March 2007 and is subject to customary closing conditions. Upon execution of the Asset Purchase Agreement, Purchaser deposited into escrow $525,000 as an earnest money deposit (the “Deposit”).This amount is subject to forfeiture by the Purchaser to the Company in certain events upon termination of the Asset Purchase Agreement and to return to the Purchaser in certain events upon terminationof the Asset Purchase Agreement . In addition, if the transactions contemplated by the Asset Purchase Agreement are not completed by March 20, 2007 because the Company fails or refuses to perform its obligations under the Asset Purchase Agreement or because any representation or warranty of the Company is false as a result of the Company’s willful and wanton misconduct resulting in a material adverse change to the financial condition or results of operations of the business of the Construction Division in an amount equal to at least $50,000, the Deposit shall be returned to Purchaser, and the Company shall be obligated to also pay to the Purchaser a breakup fee (the “Breakup Fee”) in an amount equal to 5% of the purchase price.

Donald L. Smith, Jr., the Company’s former Chairman and Chief Executive Officer and a current director of the Company and Donald L. Smith, III, a former officer of the Company, are principals of the Purchaser. Other than the Asset Purchase Agreement and the Company’s relationship with Donald L. Smith, Jr. and Donald L. Smith, III, there is no material relationship between the Company and the Purchase of which the Company is aware. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

In addition, on March 13, 2007, the Company entered into a Termination and Release Agreement (the “Termination and Release Agreement”) with Donald L. Smith, Jr. under the terms of which Mr. Smith agreed to terminate that certain Construction Agreement (the “Construction Agreement”), dated as of June 1, 2005, concerning the construction of a residence on a parcel of property which is 50% owned by Mr. Smith and located within the resort complex known as Emerald Bay Resorts on the island of Exuma, and released the Company from any past, present or future obligations under the Construction Agreement. Mr. Smith has agreed to indemnify the Company for all losses incured by the Company in connection with the assertion by a third party to the Construction Agreement whose assent to the Termination and Release Agreement was not obtained of any claim or demand against the Company to the extent such claim or demand arises directly or indirectly from the Construction Agreement.

The foregoing description of the Termination and Release Agreement is qualified in its entirety by reference to the terms of the Termination and Release Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 13, 2007, the Company entered into the Termination and Release Agreement with Donald L. Smith, Jr. under the terms of which Mr. Smith agreed to terminate the Construction Agreement, and released the Company from any past, present or future obligations under the Construction Agreement. The foregoing description of the Termination and Release Agreement is qualified in its entirety by reference to the terms of the Termination and Release Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. Mr. Smith has agreed to indemnify the Company for all losses incured by the Company in connection with the assertion by a third party to the Construction Agreement whose assent to the Termination and Release Agreement was not obtained of any claim or demand against the Company to the extent such claim or demand arises directly or indirectly from the Construction Agreement.

Item 7.01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated March 12, 2007, announcing the Company’s entry into the Asset Purchase Agreement and such press release is incorporated herein by this reference.

Item 9.01	Exhibits

2.1	Asset Purchase Agreement, dated as of March 12, 2007, by and among the Company and Purchaser (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the Commission upon request)

10.1	Termination and Release Agreement, dated as of March 13, 2007, by and between the Company and Donald L. Smith, Jr.

99.1	Press Release dated March 12, 2007

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: March 15, 2007	By:	/s/ Robert Farenhem
	Name:	Robert Farenhem
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of March 12, 2007, by and among the Company and Purchaser (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

10.1	Termination and Release Agreement, dated as of March 13, 2007, by and between the Company and Donald L. Smith, Jr.

99.1	Press Release dated March 12, 2007